Exhibit 4.3


                      CONSENT AND AMENDMENT NO. 1 TO THE
                            5-YEAR CREDIT AGREEMENT


                                                   Dated as of August 13, 2003

          CONSENT AND AMENDMENT NO. 1 TO THE 5-YEAR CREDIT AGREEMENT (this "Amendment") among THE WASHINGTON POST COMPANY, a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and CITIBANK, N.A., as agent (the "Agent") for the Lenders.

          PRELIMINARY STATEMENTS:

          (1) The Borrower, the Lenders and the Agent have entered into a 5-Year Credit Agreement dated as of August 14, 2002 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

          (2) The Borrower has proposed to undertake an internal restructuring pursuant to which the Borrower will merge with a wholly owned Subsidiary of a newly formed corporate parent of the Borrower and transfer its assets and liabilities, other than the assets and liabilities relating to the Borrower's newspaper publishing business, to such new corporate parent (the "Restructuring"). As a part of the Restructuring, the new corporate parent (the "New Borrower") and the Borrower will enter into an assignment and assumption agreement whereby the New Borrower will become the "Borrower" under the Credit Agreement. The Borrower has requested that the Required Lenders (x) consent to the Restructuring and the assignment and assumption agreement described above, and (y) agree to amend the Credit Agreement as hereinafter set forth.

          (3) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

          SECTION 1. Consent to Restructuring. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 3, the Required Lenders hereby consent to the Restructuring and to the assignment and assumption of the rights and obligations of the Borrower under the Credit Agreement as described above.

          SECTION 2. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

          (a) Section 1.01 is amended by adding in appropriate alphabetical order the following definitions:

          "Borrower" has the meaning specified in the recital or parties to this Agreement, provided that upon the completion of the Restructuring and the satisfaction of the conditions set forth in Section 5.01(j), the Borrower shall be the New Borrower.

          "Loan Document" means this Agreement, the Notes and, after the Restructuring, the Subsidiary Guaranty and the New Borrower Assignment.

          "Loan Party" means the Borrower and, so long as the Subsidiary Guaranty is in effect, the Subsidiary Guarantor.

          "New Borrower" means, upon the completion of the Restructuring, the new parent holding company that is the corporate parent of the Newspaper Subsidiary.

          "New Borrower Assignment" has the meaning specified in Section
     5.01(j).

          "Newspaper Subsidiary" has the meaning specified in the definition of "Restructuring".

          "Restructuring" means an internal restructuring of the Borrower pursuant to which the Borrower merges with a wholly owned Subsidiary of the New Borrower and transfers its assets and liabilities, other than the newspaper publishing business, to the New Borrower. Thereafter the Borrower shall be a wholly owned subsidiary of the New Borrower and shall be referred to as the "Newspaper Subsidiary".

          "Subsidiary Guaranty" has the meaning specified in Section 5.01(j).

          (b) The definition of "Significant Subsidiary" in Section 1.01 is amended by adding to the end thereof the phrase "and shall include, so long as the Subsidiary Guaranty is in effect, the Newspaper Subsidiary".

          (c) Section 3.02(a) is amended by deleting the phrase "contained in
Section 4.01" and substituting therefor the phrase "contained in Section 4.01 and, so long as the Subsidiary Guaranty is in effect, in Section 6 of the Subsidiary Guaranty".

          (d) Section 3.03(a) is amended by deleting the phrase "contained in
Section 4.01" and substituting therefor the phrase "contained in Section 4.01 and, so long as the Subsidiary Guaranty is in effect, in Section 6 of the Subsidiary Guaranty".

          (e) Section 5.01(d) is amended in full to read as follows:

          (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and so long as the Newspaper Subsidiary is in effect, cause the Newspaper Subsidiary to preserve and maintain, its corporate or other legal existence, rights (charter and statutory) and franchises if the loss or failure to maintain the same could, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; provided, however, that the Borrower and the Subsidiary Guarantor may consummate any merger, consolidation or other transaction permitted under Section 5.02(b), including the Restructuring.

          (f) Section 5.01 is amended by adding to the end thereof a new subsection (j) to read as follows:

          (j) Restructuring. Deliver to the Agent not later than five (5) Business Days after the completion of the Restructuring, in sufficient copies for each Lender:

               (i) An assignment and assumption agreement, substantially in the form of Exhibit G hereto (the "New Borrower Assignment"), duly executed by the parties thereto.

               (ii) Certified copies of the resolutions of the Board of Directors of (x) the New Borrower approving or ratifying the New Borrower Assignment and the assumption by the New Borrower of the obligations of the Borrower under the Credit Agreement and the Notes and (y) the Newspaper Subsidiary approving or ratifying the Subsidiary Guaranty.

               (iii) A certificate of the Secretary or an Assistant Secretary of each of the New Borrower and the Newspaper Subsidiary certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is a party and the other documents to be delivered by it hereunder.

               (iv) A guaranty in substantially the form of Exhibit F hereto (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty"), duly executed by the Newspaper Subsidiary.

               (v) Favorable opinions of in-house counsel for each of the New Borrower and the Newspaper Subsidiary, substantially in the forms of Exhibits E-2 and E-3 hereto, respectively.

          (g) Section 5.02(b) is amended in full to read as follows:

          (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or so long as the Subsidiary Guaranty is in effect, permit the Newspaper Subsidiary to do any of the foregoing, provided that the Borrower and the Newspaper Subsidiary may (i) merge or consolidate with any other Person so long as the Borrower or the Newspaper Subsidiary, as the case may be, is the surviving entity and (ii) consummate the Restructuring and provided further that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

          (h) Section 6.01(b) is amended in full to read as follows:

          (b) Any representation or warranty made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (i) Section 8.06 is amended by adding to the end thereof a new proviso to read as follows:

     ; provided that upon completion of the Restructuring, the Borrower's assignment to the New Borrower of the Borrower's rights hereunder, and the New Borrower's assumption thereof, shall not require the prior written consent of the Lenders, and after such assignment and assumption is effective (i) this Agreement shall be binding on and inure to the benefit of the New Borrower and (ii) the Newspaper Subsidiary shall be released from its rights and obligations under this Agreement and the other Loan Documents other than the Subsidiary Guaranty.

          (j) Section 8.08 is amended by adding to the end thereof a new sentence to read as follows:

     Notwithstanding anything herein to the contrary, each Loan Party, the Agent, each Lender and Citigroup Global Markets Inc. (and each employee, representative or other agent of each of the foregoing parties) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such U.S. tax treatment and tax structure, except that the tax treatment and tax structure shall not include the identity of any existing or future party (or any Affiliate of such party) to this Agreement.

          (k) A new Section 8.13 is added to read as follows:

               SECTION 8.13. Amendments to the Subsidiary Guaranty. The Agent shall not consent to any amendment or waiver of any provision of the Subsidiary Guaranty, nor consent to any departure by the Newspaper Subsidiary therefrom, without the prior consent of the Required Lenders, and then such consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, without the prior consent of all the Lenders, the Agent shall not consent to any amendment or waiver of the provisions of Section 1 of the Subsidiary Guaranty which would reduce or limit the scope of the obligations under or in respect of the Credit Agreement which are being guaranteed by the Newspaper Subsidiary under the Subsidiary Guaranty. This Section 8.13 may not be amended unless such amendment is in writing and is signed by all the Lenders.

          (l) Exhibit E is renamed "Exhibit E-1" and new Exhibits E-2, E-3, F and G are added in the forms attached as Exhibits E-2, E-3, F and G to this Amendment.

          SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, on or before September 5, 2003, the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment. The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

          SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of parties to this Amendment.

          (b) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement, as amended hereby.

          (d) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          (e) There is no pending or threatened action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Amendment or the Credit Agreement.

          (f) No Default has occurred and is continuing.

          SECTION 5. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

          (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

          SECTION 6. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04(a) of the Credit Agreement.

          SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be deemed equivalent to delivery of a manually executed counterpart of this Amendment.

          SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          THE WASHINGTON POST COMPANY


                                          By     /s/ Daniel J. Lynch
                                                 ------------------------
                                          Title: Treasurer


                                          CITIBANK, N.A.
                                            as Agent and as a Lender


                                          By     /s/ Julio Ojea Quintana
                                                 ------------------------
                                          Title: Director


                                          WACHOVIA BANK, NATIONAL ASSOCIATION


                                          By     /s/ Barbara K. Angel
                                                 --------------------------
                                          Title: Senior Vice President

                                          SUNTRUST BANK


                                          By     /s/ Kip Hurd
                                                 --------------------------
                                          Title: Vice President


                                          BANK ONE, NA


                                           By     /s/Matthew J. Reilly
                                                  -------------------------
                                           Title: Director


                                           JPMORGAN CHASE BANK


                                            By     /s/ Peter J. D'Agostino
                                                   -------------------------
                                            Title: Vice President/Team Leader


                                            THE BANK OF NEW YORK


                                            By     /s/ John C. Lambert
                                                   --------------------------
                                            Title: Senior Vice President


                                            RIGGS BANK N.A.


                                            By     /s/ Douglas H. Klamfoth
                                                   --------------------------
                                            Title: Vice President

                                             THE NORTHERN TRUST COMPANY


                                             By     /s/ Alfred Armengol
                                                    -------------------------
                                             Title: Officer

                                                        EXHIBIT E-2 - FORM OF
                                                           OPINION OF COUNSEL
                                                         FOR THE NEW BORROWER


                                                                       [Date]


To each of the Lenders parties
to the 5-Year Credit Agreement dated
as of August 14, 2002 among
The Washington Post Company,
presently known as WP Company LLC,
said Lenders, Citibank, N.A., as
Agent for said Lenders

THE WASHINGTON POST COMPANY (FORMERLY KNOWN AS TWPC, INC.)

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 5.01(j)(v) of the 5-Year Credit Agreement, dated as of August 14, 2002 (as amended to date, the "Credit Agreement"), among The Washington Post Company, presently known as WP Company LLC (the "Initial Borrower"), the Lenders parties thereto, Citibank, N.A., as Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

          I am the General Counsel of the New Borrower and as such I am familiar with the Credit Agreement and the corporate proceedings taken by the New Borrower to authorize the assumption by the New Borrower of the rights and obligations of the Initial Borrower under the Credit Agreement.

          For purposes of this opinion, I have examined:

         (1) The Credit Agreement.

         (2) The documents furnished by the New Borrower pursuant to Section 5.01(j) of the Credit Agreement, including the New Borrower Assignment.

         (3) The Certificate of Incorporation of the New Borrower and all amendments thereto (the "Charter").

         (4) The by-laws of the New Borrower and all amendments thereto (the "By-laws").

         (5) A certificate of the Secretary of State of Delaware, dated ________ __, 2003, attesting to the continued corporate existence and good standing of the New Borrower in that State.

          In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the New Borrower, certificates of public officials and of officers of the New Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the New Borrower or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

          My opinions expressed below are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

         1. The New Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware.

         2. The execution and delivery by the New Borrower of the New Borrower Assignment, and the performance by the New Borrower of its obligations as the "Borrower" under the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the New Borrower's corporate powers, and have been duly authorized by all necessary corporate action, and do not contravene
         (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the New Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) to the best of my knowledge after appropriate inquiry, (x) any contractual restriction or (y) any legal restriction contained in orders, writs, judgments, awards, injunctions or decrees applicable to the New Borrower or its assets, in each case that affects or purports to affect the New Borrower's right to borrow money or the New Borrower's obligations as the "Borrower" under the Credit Agreement or Notes. The New Borrower Assignment delivered on the date hereof has been duly executed and delivered on behalf of the New Borrower.

         3. No authorization, approval or other action by, and no notice to or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority or regulatory body is required for the due execution, delivery and performance by the New Borrower of the New Borrower Assignment and the performance by the New Borrower of the Credit Agreement and the Notes.

         4. After the execution and delivery of the New Borrower Assignment, the Credit Agreement is, and upon the consummation of any Borrowings, the Notes will be, legal, valid and binding obligations of the New Borrower enforceable against the New Borrower in accordance with their respective terms.

         5. To the best of my knowledge after appropriate inquiry, there are no pending or overtly threatened actions or proceedings against the New Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the New Borrower Assignment, the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby or that are likely to have a materially adverse effect upon the financial condition or operations of the New Borrower and its Subsidiaries taken as a whole.

The opinions set forth above are subject to the following qualifications:

          (a) My opinion in paragraph 4 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) My opinion in paragraph 4 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) Insofar as provisions contained in the Credit Agreement provide for indemnification, the enforceability thereof may be limited by public policy considerations.

          (d) I express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

                                       Very truly yours,

                                                         EXHIBIT E-3 - FORM OF
                                                            OPINION OF COUNSEL
                                                  FOR THE NEWSPAPER SUBSIDIARY

[Date]

To each of the Lenders parties to the 5-Year Credit Agreement dated as of August 14, 2002 among The Washington Post Company, presently known as WP Company, LLC, said Lenders, Citibank, N.A., as Agent for said Lenders

WP COMPANY LLC (FORMERLY KNOWN AS THE WASHINGTON POST COMPANY)

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 5.01(j)(v) of the 5-Year Credit Agreement, dated as of August 14, 2002 (as amended to date, the "Credit Agreement"), among The Washington Post Company (the "Initial Borrower"), presently known as WP Company LLC, the Lenders parties thereto, Citibank, N.A., as Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

          I am the General Counsel of The Washington Post Company (formerly known and TWPC, Inc.), the sole stockholder of the Newspaper Subsidiary, and as such I am familiar with the Credit Agreement and the proceedings taken by the Newspaper Subsidiary to authorize the execution and delivery of the Subsidiary Guaranty.

          For purposes of this opinion, I have examined:

         (1) The Credit Agreement.

         (2) The documents furnished by the Newspaper Subsidiary pursuant to
         Section 5.01(j) of the Credit Agreement, including the Subsidiary Guaranty.

         (3) The Certificate of Formation and Certificate of Conversion of the Newspaper Subsidiary and all amendments thereto (the "Certificates").

         (4) The limited liability company agreement of the Newspaper Subsidiary and all amendments thereto (the "LLC Agreement").

         (5) A certificate of the Secretary of State of Delaware, dated ________ __, 2003, attesting to the continued existence and good standing of the Newspaper Subsidiary in that State.

          In addition, I have examined the originals, or copies certified to my satisfaction, of such other records of the Newspaper Subsidiary, certificates of public officials and of officers of the Newspaper Subsidiary, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Newspaper Subsidiary or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

          My opinions expressed below are limited to the law of the State of New York, the Limited Liability Company Act of the State of Delaware and the Federal law of the United States of America.

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

         1. The Newspaper Subsidiary is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

         2. The execution, delivery and performance by the Newspaper Subsidiary of the Subsidiary Guaranty are within the Newspaper Subsidiary's powers, and have been duly authorized by all necessary action, and do not contravene (i) the Certificates or LLC Agreement or (ii) any law, rule or regulation applicable to the Newspaper Subsidiary (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) to the best of my knowledge after appropriate inquiry, (x) any contractual restriction or (y) any legal restriction contained in orders, writs, judgments, awards, injunctions or decrees applicable to the Newspaper Subsidiary or its assets, in each case that affects or purports to affect the Newspaper Subsidiary's obligations under the Subsidiary Guaranty. The Subsidiary Guaranty delivered on the date hereof has been duly executed and delivered on behalf of the Newspaper Subsidiary.

         3. No authorization, approval or other action by, and no notice to or filing with, any United States Federal, New York or, to the extent required under the Limited Liability Company Act of the State of Delaware, Delaware governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Subsidiary Guaranty.

         4. The Subsidiary Guaranty is a legal, valid and binding obligation of the Newspaper Subsidiary enforceable against the Newspaper Subsidiary in accordance with its terms.

         5. To the best of my knowledge after appropriate inquiry, there are no pending or overtly threatened actions or proceedings against the Newspaper Subsidiary before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Subsidiary Guaranty.

The opinions set forth above are subject to the following qualifications:

          (a) My opinion in paragraph 4 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) My opinion in paragraph 4 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) Insofar as provisions contained in the Subsidiary Guaranty provide for indemnification, the enforceability thereof may be limited by public policy considerations.

          (d) I express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Subsidiary Guaranty may be sought that limits the rates of interest legally chargeable or collectible.

                                         Very truly yours,

                                                            EXHIBIT G - FORM OF
                                                        NEW BORROWER ASSIGNMENT


                          ASSIGNMENT AND ASSUMPTION AGREEMENT (this
                 "Agreement"), dated as of /o/, 2003, between WP COMPANY LLC, a Delaware limited liability company (the "Newspaper Subsidiary"), and THE WASHINGTON POST COMPANY (formerly known as TWPC, Inc.), a Delaware corporation (the "New Borrower").


          WHEREAS, reference is made to the 5-Year Credit Agreement (as amended to date, the "Credit Agreement") dated as of August 14, 2002, among the Newspaper Subsidiary (then known as The Washington Post Company), as Borrower; Bank One, NA, The Bank of New York, Citibank, N.A., JPMorgan Chase Bank, Riggs Bank NA, SunTrust Bank, Wachovia Bank, National Association and The Northern Trust Company;

          WHEREAS, as contemplated by Section 5.01(j) of the Credit Agreement, the Newspaper Subsidiary wishes to assign to the New Borrower, and the New Borrower wishes to assume from the Newspaper Subsidiary, all of the Newspaper Subsidiary's rights and obligations under the Credit Agreement;

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the parties hereto have caused to be delivered to the Agent the documents referred to in Section 5.01(j) of the Credit Agreement.

          NOW, THEREFORE, for consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as contemplated by the Credit Agreement, the parties agree as follows:

          SECTION 1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

          SECTION 2. Assignment and Assumption. The Newspaper Subsidiary hereby assigns to the New Borrower, and the New Borrower hereby assumes from the Newspaper Subsidiary, effective as of the date of this Agreement, all of the Newspaper Subsidiary's right, title and interest in and to, and all of its duties, obligations and liabilities under, the Credit Agreement. From and after the date of this Agreement, (i) the Credit Agreement shall be binding on and inure to the benefit of the New Borrower as if the New Borrower were the Borrower under the Credit Agreement and (ii) the Newspaper Subsidiary shall be released from its right, title and interest in and to, and all of its duties, obligations and liabilities under, the Credit Agreement.

          SECTION 3. Performance. The New Borrower hereby agrees to faithfully perform all of the duties imposed upon the Borrower under the Credit Agreement and to comply with all of the covenants therein contained.

          SECTION 4. Subsidiary Guaranty. Nothing in this Agreement shall be construed to release the Newspaper Subsidiary from its duties, obligations and liabilities under the Subsidiary Guaranty.

          SECTION 5. Counterparts. This Agreement may be executed in one or more counterparts by facsimile signature, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement.

          SECTION 6. New York Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                            WP COMPANY LLC,

                              by:
                                  --------------------------------------
                                   Name:
                                   Title:

                            THE WASHINGTON POST COMPANY (formerly known as TWPC, Inc.),

                              by:
                                   -------------------------------------
                                   Name:
                                   Title: